Exhibit 99.1


Lexmark International reports third-quarter revenue growth of 11 percent

Lexington, Ky., Oct. 20, 2003 - Lexmark International, Inc. (NYSE: LXK) today announced record revenue for the third quarter ended Sept. 30, 2003. Revenue of $1.157 billion rose 11 percent, the highest year-to-year growth rate since the first quarter of 2001. Diluted net earnings per share for the quarter were 79 cents compared to 70 cents a year earlier.

"Our third-quarter results reflect strong sales of both inkjet and laser printers which with their associated supplies drove overall revenue to record levels," said Paul J. Curlander, Lexmark chairman and chief executive officer.

Third-quarter laser and inkjet printer revenue climbs 13 percent

For the third quarter, Lexmark's revenue was $1.157 billion, an 11 percent increase from the $1.041 billion reported in the same period of 2002. Laser and inkjet supplies revenue of $641 million was 55 percent of total revenue and up 13 percent from $568 million a year ago. Laser and inkjet printer revenue was $430 million in the third quarter of 2003, an increase of 13 percent from $381 million a year earlier.

Gross profit margin was 32.1 percent for the quarter versus 32.5 percent a year ago due to lower printer margins, partially offset by higher supplies margins. Operating expenses were $231 million compared with $215 million in the prior year. Operating income margin was 12.1 percent in the third quarter of 2003 versus 11.9 percent last year. Diluted net earnings per share for the period were 79 cents. This compares to third-quarter 2002 earnings per share of 70 cents, which were negatively impacted 9 cents from an asset impairment write-off.

Lexmark's debt-to-total-capital ratio at Sept. 30, 2003 was 9 percent compared to 10 percent at June 30, 2003. Capital expenditures for the quarter were $23 million.

Innovative business and consumer products launched

Lexmark continued its tradition of rapidly developing innovative technologies that meet the ever-expanding needs of its customers by introducing several industry-leading printing solutions in the quarter.

o The Lexmark X215 is the first laser multifunction product (MFP) that comes standard with an automatic document feeder and high-speed fax for just $499.
o The Lexmark E220, printing at up to 18 pages per minute (ppm), has the fastest rated print speed of any laser printer priced under $200.
o The Lexmark PrinTrio Photo P3150 is the first sub-$100 All-In-One device with built-in camera card slots.

Further enhancing this powerful product lineup, Lexmark today announced several printing solutions for its growing enterprise customer base. The new Lexmark C752 can print up to 20 ppm in monochrome and color and offers a nearly 30 percent operating cost advantage over its closest competitor. To address the growing trend of device consolidation, it is available in the new Lexmark X752e MFP, which also provides high-performance copying, faxing and scanning. The company also unveiled the Lexmark X912e MFP, a wide-format laser product that delivers up to 28 color ppm and the Lexmark Document Solutions Suite 3.2, enhanced document processing software that helps businesses improve productivity and reduce costs.

Supplies-driven business model fuels nine-month EPS growth

Revenue for the nine months ended Sept. 30, 2003 was $3.385 billion, an increase of 7 percent versus $3.149 billion in the same period of 2002. Revenue from laser and inkjet supplies grew 14 percent to $1.913 billion from $1.681 billion a year ago. Laser and inkjet printer revenue was $1.200 billion compared to $1.176 billion in the first nine months of 2002. Gross profit margin was 32.7 percent, up 1.4 points from the prior year. Operating income was $406 million versus $351 million a year earlier, an increase of 16 percent. Net earnings per share on a diluted basis for the period were $2.29, up 21 percent over the $1.89 per share recorded in the same period of 2002.

Looking forward:

"We believe that our strong product launches this year for both home and business users position us well for the fourth quarter," said Curlander. "Nevertheless, we continue to be cautious due to the uncertain economic environment and aggressive price competition. In the fourth quarter of 2003, we expect a year-over-year revenue growth rate of mid- to high-single digits and earnings per share of 85 to 95 cents."


                                       ###

Lexmark is hosting a conference call with securities analysts on Monday, October 20, 2003 at 8:30 a.m. Eastern Time (888-338-6461). A live broadcast over the Internet and a complete replay of this call can be accessed from Lexmark's investor relations web site at http://investor.lexmark.com.

Lexmark International, Inc. is a leading developer, manufacturer and supplier of printing solutions -- including laser and inkjet printers, multifunction products, associated supplies and services -- for offices and homes in more than 150 countries. Founded in 1991, Lexmark reported approximately $4.4 billion in revenue in 2002, and can be found on the Internet at www.lexmark.com.

References to product prices are estimated in U. S. dollars. Actual prices may vary. Lexmark, Lexmark with diamond design and PrinTrio are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are property of their respective holders.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties, including, but not limited to, aggressive pricing from competitors and resellers, the ability and/or incremental expense to produce and deliver products to satisfy customer demand, the impact of competitors' products, market acceptance of new products and pricing programs, management of the company's and resellers' inventory levels, changes in a country's or region's political or economic conditions, production and supply difficulties including disruptions at important points of exit and entry and distribution centers, financial failure or loss of a key customer, reseller or supplier, competition in aftermarket supplies, increased investment to support product development, unforeseen cost impacts, conflicts among sales channels, difficulties or delays in software and information systems implementations, the outcome of pending and future litigation or governmental proceedings, intellectual property and other legal claims and expenses, currency fluctuations, and other risks described in the company's Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                       Three Months Ended
                                                                          September 30
                                                                     ----------------------


                                                                       2003          2002
                                                                       ----          ----

Revenue                                                             $1,157.1      $1,041.0

Cost of revenue                                                        785.7         702.7
                                                                    --------      --------

         Gross profit                                                  371.4         338.3
                                                                    --------      --------


Research and development                                                66.5          57.9
Selling, general and administrative                                    164.4         156.7
                                                                    --------      --------
         Operating expense                                             230.9         214.6
                                                                    --------      --------


         Operating income                                              140.5         123.7


Interest (income)/expense, net                                          (0.3)          2.5
Other                                                                    -            (0.2)
                                                                    --------      --------

         Earnings before income taxes                                  140.8         121.4

Provision for income taxes                                              36.7          31.6
                                                                    --------      --------
         Net earnings                                               $  104.1      $   89.8
                                                                    ========      ========


Net earnings per share:
         Basic                                                      $   0.81      $   0.71
                                                                    ========      ========

         Diluted                                                    $   0.79      $   0.70
                                                                    ========      ========


Shares used in per share calculation:
         Basic                                                         128.5         126.8
                                                                    ========      ========

         Diluted                                                       131.5         129.2
                                                                    ========      ========



                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                 Nine Months Ended
                                                                   September 30
                                                           -----------------------------

                                                                  2003          2002
                                                                  ----          ----

Revenue                                                         $3,385.2      $3,149.1

Cost of revenue                                                  2,276.8       2,162.3
                                                                --------      --------

         Gross profit                                            1,108.4         986.8
                                                                --------      --------


Research and development                                           195.3         182.6
Selling, general and administrative                                507.0         453.2
                                                                --------      --------
         Operating expense                                         702.3         635.8
                                                                --------      --------


         Operating income                                          406.1         351.0


Interest expense                                                     0.3           7.9
Other                                                               (0.2)          4.7
                                                                --------      --------

         Earnings before income taxes                              406.0         338.4

Provision for income taxes                                         105.6          88.0
                                                                --------      --------
         Net earnings                                           $  300.4      $  250.4
                                                                ========      ========


Net earnings per share:
         Basic                                                  $   2.35      $   1.94
                                                                ========      ========

         Diluted                                                $   2.29      $   1.89
                                                                ========      ========



Shares used in per share calculation:
         Basic                                                     127.8         129.1
                                                                ========      ========

         Diluted                                                   131.1         132.2
                                                                ========      ========


                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                  (In Millions)
                                   (Unaudited)


                                                                  September 30        December 31
                                                                      2003               2002
                                                                ----------------    ---------------

ASSETS

Current assets:
         Cash and cash equivalents                                $   569.9           $   497.7
         Marketable securities                                        389.8                 -
         Trade receivables, net                                       586.1               600.3
         Inventories                                                  427.3               410.3
         Prepaid expenses and other current assets                    243.1               290.5
                                                                  ---------           ---------
                  Total current assets                              2,216.2             1,798.8

Property, plant and equipment, net                                    692.9               747.6
Other assets                                                          366.5               261.7
                                                                  ---------           ---------
                  Total assets                                    $ 3,275.6           $ 2,808.1
                                                                  =========           =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Short-term debt                                          $     0.1           $    12.3
         Accounts payable                                             422.9               378.5
         Accrued liabilities                                          740.0               708.2
                                                                  ---------           ---------
                  Total current liabilities                         1,163.0             1,099.0

Long-term debt                                                        149.3               149.2
Other liabilities                                                     488.0               478.3
                                                                  ---------           ---------
                  Total liabilities                                 1,800.3             1,726.5
                                                                  ---------           ---------


Stockholders' equity:
         Preferred stock                                               -                   -
         Common stock and capital in excess of par                    940.9               865.1
         Retained earnings                                          1,956.2             1,655.8
         Treasury stock                                            (1,208.6)           (1,209.6)
         Accumulated other comprehensive loss                        (213.2)             (229.7)
                                                                  ---------           ---------
                  Total stockholders' equity                        1,475.3             1,081.6
                                                                  ---------           ---------
                  Total liabilities and stockholders' equity      $ 3,275.6           $ 2,808.1
                                                                  =========           =========